EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Global Ship Lease, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156454) of Global Ship Lease, Inc. of our report dated April 22, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

Neuilly-sur-Seine, France

April 22, 2014

PricewaterhouseCoopers Audit

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers—92200 Neuilly-sur-Seine, France